Exhibit 4.32

AGREEMENT AND DEED OF ASSIGNMENT

The undersigned:

1.                                       ClearWave N.V., a limited liability company (naamioze vennootschap) incorporated under the laws of The Netherlands, having its registered seat in Amsterdam, The Netherlands, hereinafter referred to as: the “Assignor”, validly represented by Telesystem International Wireless Corporation N.V. on its turn validly represented by C. van Ravenhorst and Y. Normand;

and

2.                                       Telesystem (Antilles) Corporation N.V., incorporated under the laws of the Netherlands Antilles, having its registered seat in Curacao; hereinafter referred to as: the “Assignee”, validly represented by (i) ING Trust (Antilles) N.V., incorporated under the laws of the Netherlands Antilles, having its registered seat in Curacao, which company is being represented by J. de Kok and S. M. Allee and (ii) C. van Ravenhorst, and (iii) J.J. Jackson;

and

3.                                       Mobifon Holdings B.V., a limited liability company (besloten vennootschap) incorporated under the laws of The Netherlands, having its registered seat in Amsterdam, The Netherlands, validly represented by Clearwave N.V. by Telesystem International Wireless Corporation N.V. on its turn validly represented by C. van Ravenhorst and Y. Normand;

WHEREAS:

•                  the Assignor has three claims on Mobifon Holdings B.V. in aggregate amounting to USD917,928,403 evidenced by (i) the subordinated loan agreement (as amended) amounting to USD465,350,458 dated May 20, 2005, (ii) a promissory note (as amended) amounting to USD149,515,498 dated May 20, 2005 and (iii) a promissory note (as amended) amounting to
USD 303,082,447 dated May 20, 2005, of which documents a copy is attached to this agreement and deed of assignment (the “MHBV debts”);

•                  the Assignee has three claims on the Assignor amounting to USD917,928,403 as set out in three loan agreements dated March 31, 2004, September 21, 2004 and January 12, 2005 (“TAC-CW debt”), which loan agreements are callable (opeisbaar) on demand;

•                  the Assignee has demanded full repayment of the TAC-CW debt;

•                  the Assignor has agreed to assign (“cederen”) the MHBV debts to the Assignee as full repayment of the TAC-CW debt.

HEREBY AGREE AS FOLLOWS:

Section 1                       Assignment

1.1                                                         The Assignor hereby assigns the MHBV debts as of today, May 20, 2005 as full repayment of the TAC-CW debt to the Assignee, who hereby accepts such assignment and repayment.

Section 2                       Accessory Rights/Power of Attorney

2.1                                                         As a result of the assignment of the MHBV debts, the Assignee acquires all accessory rights existing in respect of the MHBV debts;

2.2                                                         The Assignor hereby grants to the Assignee an irrevocable exclusive (“privatieve”) power of attorney to exercise, on behalf of the Assignor, all rights which the Assignor may have, insofar as such rights are of importance for the Assignee as creditor in respect of the MHBV debts.

Section 3                       Notice of Assignment

By co-signing this agreement and deed of assignment, Mobifon Holdings B.V. acknowledges on its own behalf and on behalf of its successors and assigns that it has received notice of this agreement and deed of assignment and of the assignment of the MHBV debts contained herein in accordance with Section 3:94 of the Dutch Civil Code.

Section 4                       Governing Law

This agreement and deed shall be governed by and construed in accordance with the laws of the Netherlands.

Signed on May 20, 2005

Assignor	Assignee

/s/ C. van Ravenhorst	/s/ S.M. Allee
By: C. van Ravenhorst	By: S.M. Allee

/s/ Y. Normand	/s/ J. de Kok
By: Y. Normand	By: J. de Kok

/s/ C. van Ravenhorst
By: C. van Ravenhorst

By: J.J. Jackson

Mobifon Holdings B.V.

/s/ Y. Normand
By: Y. Normand

/s/ C. van Ravenhorst
By: C. van Ravenhorst